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                                                                   Exhibit 99.1



[LOGO IBIS TECHNOLOGY CORPORATION LETTERHEAD]


CONTACT:

Timothy Burns / Dr. Michael Alles           John P. Kehoe/Van Negris
Ibis Technology Corporation                 Kehoe, White, Savage & Company, Inc.
(508) 777-4247                              (212) 888-1616



FOR IMMEDIATE RELEASE
---------------------


                            IBIS TECHNOLOGY REPORTS
             SIMOX-SOI TECHNOLOGY IS ADOPTED IN COMMERCIAL PRODUCT;

                   MITSUBISHI ELECTRIC CORPORATION ANNOUNCES
                  COMMERCIAL PRODUCT FABRICATED ON SIMOX-SOI;

            IBIS' STRATEGIC PARTNER MITSUBISHI MATERIALS CORPORATION
               supplying simox-SOI WAFERS TO MITSUBISHI ELECTRIC


DANVERS, MA -- MAY 21, 1997 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading supplier of SIMOX-SOI (Separation by Implantation of Oxygen / Silicon-on-Insulator) wafers to the semiconductor manufacturers, today announced that Mitsubishi Electric Corporation (MELCO) reported that it is marketing a device fabricated on SIMOX-type silicon-on-insulator (SOI) wafers, most of which are Ibis products being supplied by Mitsubishi Materials Corporation (MMC). MMC is Ibis' strategic partner who has the exclusive rights to sell Ibis'
SIMOX-SOI wafers in Japan.

Mitsubishi Electric Corporation stated that it is marketing a new SOI-based 580K-gate master array that uses 0.35 micron, three-level metal processes, operating at 1 to 2 volts and 50 to 150 MHz, respectively, and having the power consumption of 0.05 micro W/MHz/gate. The new array's performance characteristics are well suited to high-speed/low-power applications such as components for portable electronic products. MELCO indicated that it intends to begin taking orders for the new devices in July, 1997 with sampling quantities becoming available in November, 1997.

Minoru Mizukoshi, President of Mitsubishi Materials Corporation, stated: "We are honored to support Mitsubishi Electric Corporation's growing requirements for high quality Ibis SIMOX-SOI wafers. This is a very exciting development for the Japanese market."

Using the new device, MELCO announced that it has prototyped a 192-kbit SRAM, which is 55 percent faster than a corresponding device built on conventional bulk silicon, and an ATM IC (asynchronous transfer mode integrated circuit) operating on 2 volts at 156 MHz, with power consumption estimated to be one-third that of bulk devices.

Dr. Michael Alles, Director of Marketing and Applications Engineering of Ibis Technology Corporation, said: "These prototype devices are typical examples of the ability to maintain high speed operation at reduced power consumption levels, made possible through the use of SIMOX-SOI-based technology. We believe that this development reflects the on-going progress our diverse customer base is making toward marketing devices built on SIMOX-SOI for use in commercial applications."


                                    - more -

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Ibis Technology Corporation
May 21, 1997
Page Two



Dr. Geoffrey Ryding, President and Chief Executive Officer of Ibis Technology Corporation, commented: "We are pleased by this development as these are among the first SIMOX-SOI-based commercial devices being marketed. The close collaborative relationship with our strategic partner, Mitsubishi Materials Corporation, was a key factor throughout the entire sampling-testing-full circuit evaluation sales cycle."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

Ibis Technology Corporation is an advanced materials company which supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at http://www.ibis.com.


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